EXHIBIT 99.1

Norwegian Cruise Line Holdings Appoints Pamela Thomas-Graham to Its Board of Directors

MIAMI, April 24, 2018 (GLOBE NEWSWIRE) -- Norwegian Cruise Line Holdings Ltd. (NYSE:NCLH) (together with NCL Corporation Ltd., "Norwegian Cruise Line Holdings," "Norwegian" or the "Company") today announced that it has expanded its Board of Directors (the "Board") with the appointment of Ms. Pamela Thomas-Graham as a new independent member, effective April 23, 2018.

Ms. Thomas-Graham’s appointment increases the Board from nine to 10 members, seven of whom are independent.  Ms. Thomas-Graham will also serve as a member of the Company’s Audit Committee.

"In an effort to further strengthen the breadth of talent and experience on our Board of Directors, we identified Pamela as an ideal candidate and are confident she will enhance the strategic perspectives of our Board," said Frank J. Del Rio, president and chief executive officer of Norwegian Cruise Line Holdings and a member of the Company's Board.  “Not only does Pamela offer extensive experience as an independent company director, she also brings a global perspective and a high level of finance and marketing expertise which will be invaluable in today's dynamic global business environment.”

Ms. Thomas-Graham is Founder and Chief Executive Officer of Dandelion Chandelier LLC, a private digital media enterprise focused on global luxury.  Prior to establishing Dandelion Chandelier in August 2016, she served as Chair, New Markets, of Credit Suisse Group AG from October 2015 to June 2016, and as Chief Marketing and Talent Officer, Head of Private Banking & Wealth Management New Markets, and a member of the Executive Board of Credit Suisse from January 2010 to October 2015.  Prior to that, Ms. Thomas-Graham held a variety of leadership positions at Angelo, Gordon & Co, Liz Claiborne, Inc., CNBC, NBCUniversal and CNBC.com.  Ms. Thomas-Graham began her career in 1989 at McKinsey & Company, a global consulting firm, and became the firm’s first African-American female partner in 1995.

Ms. Thomas-Graham has served on the board of directors of The Clorox Company since September 2005 and has served as its Lead Independent Director since August 2016. She has also served on the board of directors of The Bank of N.T. Butterfield & Son Limited since December 2017 and was appointed to serve on the board of directors of Peloton Interactive, Inc. in April 2018.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (NYSE:NCLH) is a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands.

With a combined fleet of 26 ships with approximately 54,400 berths, these brands offer itineraries to more than 450 destinations worldwide. The Company will introduce six additional ships through 2025, and has an option to introduce two additional ships for delivery in 2026 and 2027.

Norwegian Cruise Line is the innovator in cruise travel with a 51-year history of breaking the boundaries of traditional cruising.  Most notably, Norwegian revolutionized the cruise industry by offering guests the freedom and flexibility to design their ideal cruise vacation on their schedule with no set dining times, a variety of entertainment options and no formal dress codes. Today, Norwegian invites guests to enjoy a relaxed, resort-style cruise vacation on some of the newest and most contemporary ships at sea with a wide variety of accommodations options, including The Haven by Norwegian®, a luxury enclave with suites, private pool and dining, concierge service and personal butlers. Norwegian Cruise Line sails around the globe, offering guests the freedom and flexibility to explore the world on their own time and experience up to 27 dining options, award-winning entertainment, superior guest service and more across all of the brand’s 16 ships.

Celebrating its 15th anniversary in 2018, Oceania Cruises is the world’s leading culinary- and destination-focused cruise line. The line’s six intimate and luxurious ships which carry only 684 or 1,250 guests offer an unrivaled vacation experience featuring the finest cuisine at sea and destination-rich itineraries that span the globe. Expertly crafted voyages aboard designer-inspired, intimate ships call on more than 450 ports across Europe, Alaska, Asia, Africa, Australia, New Zealand, New England-Canada, Bermuda, the Caribbean, Panama Canal, Tahiti and the South Pacific and epic Around The World Voyages that range from 180 to 200 days.

Regent Seven Seas Cruises offers the industry’s most inclusive luxury experience aboard its all-suite fleet. Seven Seas Mariner’s 2018 dry-dock refurbishment concluded the line’s $125 million refurbishment program to elevate the elegance of the whole fleet to the standard set by Seven Seas Explorer. In early 2020, Regent will perfect luxury with the launch of Seven Seas Splendor. A voyage with Regent Seven Seas Cruises includes all-suite accommodations, round-trip air, highly personalized service, exquisite cuisine, fine wines and spirits, unlimited internet access, sightseeing excursions in every port, gratuities, ground transfers and a pre-cruise hotel package for guests staying in concierge-level suites and higher.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release constitute forward-looking statements within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including expected fleet additions, development plans, objectives relating to our activities and expected performance in new markets), are forward-looking statements. Many, but not all, of these statements can be found by looking for words like "expect," "anticipate," "goal," "project," "plan," "believe," "seek," "will," "may," "forecast," "estimate," "intend," "future," and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events; adverse incidents involving cruise ships; adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; the spread of epidemics and viral outbreaks; our expansion into and investments in new markets;  the risks and increased costs associated with operating internationally; breaches in data security or other disturbances to our information technology and other networks; changes in fuel prices and/or other cruise operating costs; fluctuations in foreign currency exchange rates; overcapacity in key markets or globally; the unavailability of attractive port destinations; our indebtedness and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business; the significant portion of our assets pledged as collateral under our existing debt agreements and the ability of our creditors to accelerate the repayment of our indebtedness; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; our inability to recruit or retain qualified personnel or the loss of key personnel; delays in our shipbuilding program and ship repairs, maintenance and refurbishments; our reliance on third parties to provide hotel management services to certain ships and certain other services; future increases in the price of, or major changes or reduction in, commercial airline services; amendments to our collective bargaining agreements for crew members and other employee relation issues; our inability to obtain adequate insurance coverage; future changes relating to how external distribution channels sell and market our cruises; pending or threatened litigation, investigations and enforcement actions; our ability to keep pace with developments in technology; seasonal variations in passenger fare rates and occupancy levels at different times of the year; changes involving the tax and environmental regulatory regimes in which we operate; and other factors set forth under "Risk Factors" in our most recently filed Annual Report on Form 10-K and subsequent filings by the Company with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contacts

Andrea DeMarco
(305) 468-2339
InvestorRelations@nclcorp.com

Jordan Kever
(305) 436-4961